Exhibit 99.2

Streamlining Transaction Summary April 2018

Cautionary Statements Disclosures in this presentation contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this presentation specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of EQT Corporation (EQT) and its subsidiaries, including EQT GP Holdings, LP (EQGP), EQT Midstream Partners, LP (EQM), and Rice Midstream Partners LP (RMP), including whether the midstream transactions described in this presentation are completed, as expected or at all, and the timing of any such transactions; whether the conditions to the midstream transactions can be satisfied; whether the operational, financial and strategic benefits of the midstream transactions can be achieved; whether the costs and expenses of the midstream transactions can be controlled within expectations; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the midstream transactions; competitive responses to the transactions; the possibility that the anticipated benefits of the transactions are not realized when expected or at all; the possibility that the transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transactions; litigation relating to the transactions; guidance regarding EQM’s volumes and related growth; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to gathering, transmission and water projects); the cost, capacity, timing of regulatory approvals and anticipated in-service date of the Mountain Valley Pipeline (MVP) and the MVP Southgate project; the ultimate terms, partners and structure of the MVP joint venture; internal rate of return (IRR); compound annual growth rate (CAGR); capital commitments, projected capital contributions and capital and operating expenditures, including the amount and timing of capital expenditures reimbursable by EQT, capital budget and sources of funds for capital expenditures; liquidity and financing requirements, including funding sources and availability; distribution amounts, rates and growth; projected net income, projected adjusted EBITDA, projected EBITDA for EQT’s retained midstream assets, projected distributable cash flow and projected synergies; the timing of future debt or equity issuances; changes in EQM’s credit ratings; the effects of government regulation and litigation; and tax position. These forward looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. EQM and EQGP have based these forward-looking statements on current expectations and assumptions about future events. While EQM and EQGP consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the partnerships’ control. The risks and uncertainties that may affect the operations, performance and results of EQM’s and EQGP’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” of the Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission (SEC) of each of EQT, EQGP, EQM and RMP, in each case as may be updated by any subsequent Form 10-Qs. Any forward-looking statement speaks only as of the date on which such statement is made, and none of EQT, EQGP, EQM or RMP intends to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Important Information for Investors No Offer or Solicitation This communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed transactions or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Important Additional Information In connection with their proposed business combination transaction, EQM and RMP intend to file a registration statement on Form S-4, containing a proxy statement/prospectus (the Form S-4) with the SEC. This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that EQM or RMP may file with the SEC or send to RMP unitholders in connection with the proposed transaction. UNITHOLDERS OF RMP ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE FORM S-4 AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS INCLUDED THEREIN IF AND WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When available, investors and security holders will be able to obtain copies of these documents, including the proxy statement/prospectus and the registration statement, and any other documents that may be filed with the SEC with respect to the proposed transaction free of charge at the SEC’s website, http://www.sec.gov or as described in the following paragraph. The documents filed with the SEC by EQT and its publicly traded subsidiaries (including EQM, RMP and EQGP) may be obtained free of charge at the applicable website (www.eqt.com for EQT, www.eqtmidstreampartners.com for EQGP and EQM, and www.ricemidstream.com for RMP) or by requesting them by mail at EQT Corporation, 625 Liberty Avenue, Suite 1700, Pittsburgh, PA 15222, Attention: Investor Relations, or by telephone at (412) 553-5700. Participants in the Solicitation EQT, EQM, RMP and EQGP (EQM, RMP and EQGP collectively, the Partnerships) and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of RMP in connection with the proposed transaction. Information about the directors and executive officers of the general partners of EQM, RMP and EQGP is set forth, respectively, in the Annual Report on Form 10-K for the year ended December 31, 2017 filed by such Partnership with the SEC on February 15, 2018 and certain of the Partnerships’ respective Current Reports on Form 8-K. Information regarding EQT’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2017 filed by EQT with the SEC on February 15, 2018, EQT’s definitive proxy statement for its 2017 annual meeting of shareholders filed with the SEC on February 17, 2017 and certain of EQT’s Current Reports on Form 8-K. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Streamlining Transaction Terms EQM to purchase EQT’s retained midstream assets and Gulfport Energy’s 25% interest in Strike Force gathering for $1.69 billion $1,150 million cash and 5.9 million EQM common units to EQT $175 million cash to Gulfport Energy 6.7x 2019 adjusted EBITDA estimate Expected to close Q2 2018 EQM to acquire Rice Midstream Partners LP for $2.4 billion Each common unit of RMP will receive 0.3319x common units of EQM Represents a 10% premium to closing RMP unit price on April 25, 2018 EQM to assume RMP debt ($325 million balance as of March 31, 2018) Expected to close in Q3 2018, subject to customary closing conditions EQGP to acquire RMP Incentive Distribution Rights for 36.3 million EQGP common units $937 million based on EQGP closing unit price on April 25, 2018 14.6x 2019 RMP IDR cash flow estimate Expected to close Q2 2018 Immediately Accretive to both EQM and EQGP

Ohio Gathering Assets Olympus Gathering Dry gas gathering in Core Ohio Utica primarily in Belmont County 68,000 total acreage dedication Q1 2018 throughput of 1.0 Bcf/day Strike Force Gathering 5-year Minimum Volume Commitment from Gulfport Dry gas gathering in Core Ohio Utica 98,000 total acreage dedication Q1 2018 throughput of 0.9 Bcf/day 2018* 2019 2020 Gathered Volumes (Bcf/day) 1.8 – 2.0 2.0 – 2.2 2.2 – 2.4 Adjusted EBITDA ($MM) $165 - $175 $245 - $255 $255 - $265 Expansion Capex ($MM) $210 $180 $90 Ohio Gathering Assets Forecast Ohio Gathering Assets *Reflects full-year. EQM acquisition of the Ohio Gathering Assets is expected to be effective May 1, 2018.

EQM to Acquire Rice Midstream Partners LP RMP Asset Footprint Dry Gas Gathering System in PA 178 miles of pipeline 85,000 horsepower of compression Q1 2018 throughput of 1.7 Bcf/day 246,000 total acres dedicated in Core Marcellus EQT is primary customer Water Services 137 miles of pipe Growth opportunity to support EQT production Strategic fit with EQM asset footprint $500 million capital avoidance over 5-years through more efficient gathering buildout $15 million annual O&M and SG&A savings

Pro Forma Projections EQM Pro Forma Highlights No additional equity issuance forecast at least through 2020 $4.8 billion organic project backlog (2018 - 2020) 15% - 20% annual distribution growth 3.5x debt to EBITDA target 1.1x – 1.2x target coverage Financial Projections* *Assumes a May 1, 2018 effective date for EQM acquisition of the Ohio Gathering Assets and a September 1, 2018 closing for the EQM/RMP merger. **Based on midpoint of 15% - 20% year-over-year distribution growth rate guidance for EQM. 2018 2019 2020 EQM Net Income ($B) $0.70 - $0.80 $0.95 - $1.05 $1.00 - $1.10 Adjusted EBITDA ($B) $0.90 - $1.00 $1.40 - $1.50 $1.55 - $1.65 Distributable Cash Flow ($B) $0.75 - $0.85 $1.15 - $1.25 $1.25 - $1.35 Distribution per unit (using midpoint of guidance)** $4.50 $5.29 $6.21 Expansion Capex + MVP capital contributions ($B) $1.6 - $1.8 $0.9 - $1.1 $0.5 - $0.7 EQGP Distribution per unit** $1.21 $1.67 $2.09 Distribution per unit year-over-year growth** 39% 38% 25%

EQT Midstream Partners, LP Non-GAAP Measures Adjusted EBITDA and Distributable Cash Flow Adjusted EBITDA means net income plus net interest expense, depreciation and amortization expense, payments on EQM's preferred interest in EQT Energy Supply, LLC (Preferred Interest) received and non-cash long-term compensation expense less equity income and AFUDC - equity. As used in this presentation, distributable cash flow means EQM adjusted EBITDA less net interest expense excluding interest income on the Preferred Interest, capitalized interest and AFUDC - debt, and ongoing maintenance capital expenditures net of expected reimbursements. Distributable cash flow should not be viewed as indicative of the actual amount of cash that EQM has available for distributions from operating surplus or that EQM plans to distribute. Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of EQM’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess: EQM’s operating performance as compared to other publicly traded partnerships in the midstream energy industry without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods; the ability of EQM’s assets to generate sufficient cash flow to make distributions to EQM unitholders; EQM’s ability to incur and service debt and fund capital expenditures; and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities. EQM believes that adjusted EBITDA and distributable cash flow provide useful information to investors in assessing EQM’s results of operations and financial condition. Adjusted EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. Additionally, because adjusted EBITDA and distributable cash flow may be defined differently by other companies in its industry, EQM’s definition of adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. EQM is unable to project net cash provided by operating activities or provide the related reconciliation between projected distributable cash flow and projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, because net cash provided by operating activities includes the impact of changes in operating assets and liabilities. Changes in operating assets and liabilities relate to the timing of EQM’s cash receipts and disbursements that may not relate to the period in which the operating activities occurred, and EQM is unable to project these timing differences with any reasonable degree of accuracy to a specific day, three or more months in advance. EQM is also unable to provide a reconciliation of its projected EBITDA to projected net income, the most comparable financial measure calculated in accordance with GAAP, because EQM does not provide guidance with respect to the intra-year timing of its or the Mountain Valley Pipeline, LLC’s capital spending, which impact AFUDC-debt and equity and equity earnings, among other items, that are reconciling items between adjusted EBITDA and net income. The timing of capital expenditures is volatile as it depends on weather, regulatory approvals, contractor availability, system performance and various other items. EQM provides a range for the forecasts of net income, adjusted EBITDA and distributable cash flow to allow for the variability in the timing of cash receipts and disbursements, capital spending and the impact on the related reconciling items, many of which interplay with each other. Therefore, the reconciliations of projected distributable cash flow and adjusted EBITDA to projected net cash provided by operating activities and net income are not available without unreasonable effort.

EQT Midstream Partners, LP Non-GAAP Measures (cont.) EQT’s Retained Midstream Assets Adjusted EBITDA EQT’s Retained Midstream Assets EBITDA means the earnings before interest, taxes and depreciation of EQT’s retained midstream assets. EBITDA of these assets is a non-GAAP supplemental financial measure that management and external users of EQM’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the impact of the potential sale of the retained midstream assets from EQT to EQM through one or more drop-down transactions on EQM’s future results of operations. EQM believes that the projected EBITDA of the retained midstream assets provides useful information to investors in assessing the impact of the potential drop-down transactions on EQM’s future results of operations. EBITDA should not be considered as an alternative to net income, operating income, or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income. Additionally, because EBITDA may be defined differently by other companies in EQM’s industry, the definition of EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measure. EQM has not provided projected net income from the retained midstream assets, the most comparable financial measure calculated in accordance with GAAP, or a reconciliation of projected EBITDA to projected net income of the assets. The retained midstream assets are operated as part of EQT’s Production business segment, and EQT does not allocate certain costs, such as interest and tax expenses, to individual assets within its business segments. Therefore, the projected net income of the retained midstream assets and a reconciliation of projected EBITDA of the assets to projected net income from those assets are not available without unreasonable effort.